Exhibit 10.35

GLOBAL TERMS AND CONDITIONS
2022 RESTRICTED STOCK UNIT GRANT FOR CHIRFI GUINDO
UNDER THE MERCK & CO., INC. 2019 INCENTIVE STOCK PLAN

I.GENERAL. Merck & Co., Inc. (the “Company”) has granted to you the Restricted Stock Unit (“RSU”) award specified in this document (“RSU Award”) pursuant to the Merck & Co., Inc. 2019 Incentive Stock Plan, including any sub-plan thereto for your country (the “Plan”). This RSU Award is subject to the terms and conditions of the Plan and these Global Terms and Conditions, including any additional terms and conditions for your country in Appendix B (the “Terms”). Unless otherwise defined in this document, capitalized terms used in these Terms are as defined in the Plan.

Grant Type:	RSU - Annual
Grant Date:	August 3, 2022

Vesting Dates	Portion that Vests
August 3, 2023	First: 33.333%
August 3, 2024	Second: 33.333%
August 3, 2025	Third: Balance

IMPORTANT NOTICE: This grant requires you to affirmatively accept it. You MUST log onto the Morgan Stanley website at (http://www.morganstanley.com/spc/knowledge/managing-equity/managing-your-existing-awards/accepting-awards-grants/) to accept the grant.

Follow the procedure described on the Morgan Stanley website to accept your RSU Award within 90 days. Failure to accept the terms and conditions of your RSU Award within 90 days may result in Forfeiture of the RSU Award.

A.Restricted (Vesting) Period. The Restricted Period is the period during which this RSU Award is subject to forfeiture and is eligible to vest. The RSU Award will vest with respect to one-third of this RSUs subject to the RSU Award on each of the First, Second, and Third anniversaries of the Grant Date (each a “Vesting Date”) as shown in the box above, except as otherwise provided in Article II below. No voting rights apply to this RSU Award. No fractional shares will be issued upon settlement of the RSU Award; all calculations are subject to rounding.

B.Dividend Equivalents. During the period commencing on the Grant Date and ending on the date immediately prior to the date the RSU Awards are settled in accordance with paragraph I(C), dividend equivalents will be accrued for the holder (“you”) if and to the extent dividends are paid by the Company on Merck Common Stock. Payment of such dividends will be made in cash via local payroll, without interest or earnings, at or around the time of distribution of the shares of Common Stock in settlement of the underlying RSUs. If any portion of this RSU Award lapses, is forfeited or expires, no dividend equivalents will be credited or paid on such portion. Any payment of dividend equivalents will be reduced to the extent necessary for the Company to satisfy any tax or other withholding obligations in accordance with paragraph IV.

C.Distribution (Settlement of RSU Award). Upon vesting of the RSU Award (including as a result of the events set forth in Article II), you (or your estate, in the event the RSU Award vests pursuant to paragraph II(E)) will be issued a number of shares of Merck Common Stock equal to the number of RSUs (unless otherwise provided in paragraph II(H)) with respect to which the RSU Award has vested and the dividend equivalents that accrued on that portion; provided, however, that in the event the RSU Awards vests upon a Change in Control (as defined below) pursuant to paragraph II(H) that does not constitute a “change in control event” within the meaning of U.S. Treasury Regulations Section 1.409A-3(i)(5), the RSU Awards will instead be settled on the original Vesting Dates set forth in paragraph I(A). Any amount required to be withheld, including amounts required to satisfy Tax-Related Items, in connection with the distribution of the RSU Award (or otherwise arising from your participation in the Plan) will be recovered from you as described in paragraph IV.

D.409A Compliance. Anything to the contrary notwithstanding, no distribution of RSUs may be made unless in compliance with Section 409A of the Code or any successor thereto. Specifically, distributions made upon or by reference to the date of an employment termination shall not be paid unless such termination constitutes a “separation from service (as defined in Section 409A)” and any such payment to a “Specified Employee” as defined in Treas. Reg. Sec. 1.409A-1(i) or any successor thereto, to the extent required by Section 409A of the Code will instead be made on the first day the seventh month following the separation from service, in the same form as they would have been made had this restriction not applied; provided further, that dividend equivalents that otherwise would have accrued will accrue during the period during which distribution is suspended.

E.Subject to Recoupment. This RSU Award will be subject to recoupment in the event of certain violations of Company policy in accordance with the Company’s Policies and Procedures for Recoupment of Compensation for Compliance Violations and for Significant Restatement of Financial Results, as set forth in Appendix A (as may be amended from time to time).

II.TERMINATION OF EMPLOYMENT

If your employment with the Company or, if different, the subsidiary, affiliate or joint venture (“JV”) of the Company by which you are employed (the “Employer”) is terminated during the Restricted Period described in paragraph I(A), your right to the RSU Award will be determined according to the terms in this Article II and for grantees outside the United States, also in paragraph 12 of Section A (“Nature of Grant”) of Appendix B, Part I.

A.General Rule. If your employment is terminated during the Restricted Period for any reason other than those specified in the following paragraphs, the unvested portion of this RSU Award (and any accrued dividend equivalents) will be forfeited on the date your employment terminates. If your employment is terminated as described in this paragraph and you are later rehired by the Company or the Employer, as applicable, this grant nevertheless will expire according to this paragraph notwithstanding such rehire.

B.Involuntary Termination. If the Company determines that your employment is involuntarily terminated during the Restricted Period, the RSU Award, any any accrued dividends, will continue to vest on the following original Vesting Date(s), as set forth in paragraph I(A), provided you sign and refraining from revoking a severance agreement in a format prescribed by the Company, which agreement will contain a full release, non-solicitation, non-disclosure, non-disparagement and cooperation in litigation covenants and such other reasonable and customary terms as the Company provides. If the Company determines that your employment is involuntarily terminated during the Restricted Period and you do not sign and refrain from revoking a severance agreement as outlined above, and you are involuntarily terminated on or after the first anniversary of the Grant Date, the RSU Award will vest on the next subsequent Vesting Date following your employment termination with respect to a pro rata portion of your unvested RSU Award and dividend equivalents that have accrued through the corresponding Vesting Date equal to (i) the total number of RSUs subject to the RSU Award (whether or not vested), multiplied by (ii) a fraction, numerator of which is equal to the number of completed monthly periods during the period commencing on the Grant Date and ending the date employment terminates, and the denominator of which is 36, (iii) reduced by the number of RSUs that have vested pursuant to paragraph A. The remaining portion, if any, of the RSU Award and any accrued dividends will be forfeited on the date your employment terminates. An “involuntary termination” includes termination of your employment by the Company or the Employer, as applicable, as the result of a restructuring or job elimination, but excludes non-performance of your duties and the reasons listed under paragraphs C through H of this section. If your employment is terminated as described in this paragraph and you are later rehired by the Company or the Employer, as applicable, this RSU Award nevertheless will be forfeited according to this paragraph notwithstanding such rehire.

C.Sale. If your employment is terminated during the Restricted Period and the Company determines that such termination resulted from the sale of your subsidiary, affiliate, division or JV, the RSU Award, and any accrued dividends, will continue to vest on the following original Vesting Date(s) set forth in paragraph I(A). Notwithstanding the foregoing, the Committee may determine, for purposes of this RSU Award, whether employment with an entity that is established from the Company’s spin off, split off, split up or distribution of equity securities in connection with that entity constitutes a termination of employment, and may make adjustments, if any, as it deems appropriate, and to the extent not inconsistent with the Plan, at the time of the distribution of such equity securities, in the kind and/or number of shares subject to this RSU Award. .

D.Retirement. If your employment terminates by retirement during the Restricted Period, the RSU Award will vest on the next subsequent Vesting Date following your termination with respect to a pro rata portion of your unvested RSU Award and dividend equivalents that have accrued through the corresponding Vesting Date equal to (i) the total number of RSUs subject to this RSU Award

(whether or not vested), multiplied by (ii) a fraction, the numerator of which is equal to the number of completed monthly periods during the period commencing on the Grant Date and ending on the date employment terminates, and the denominator of which is 36, (iii) reduced by the number of RSUs that have vested pursuant to paragraph A. The remaining portion of the RSU Award and any accrued dividends will be forfeited on the date your employment terminates. For grantees who are employed in the U.S., “retirement” means a termination of employment after attaining the earliest of (a) age 55 with at least 10 years of service (b) such age and service that provides eligibility for subsidized retiree medical coverage or (c) age 65 without regard to years of service. For other grantees, “retirement” is determined by the Company. If your employment is terminated as described in this paragraph and you are later rehired by the Company or the Employer, as applicable, this grant nevertheless will expire according to this paragraph notwithstanding such rehire.

E.Death. If your employment terminates due to your death during the Restricted Period but prior to an employment termination contemplated under paragraphs B, C, D, G or H, the RSU Award will immediately vest with respect to any portion of this RSU Award that has not vested as of your death and dividend equivalents that have accrued though such date. If you die during the Restricted Period, but after your employment terminates for the reasons listed under paragraphs B, C, D, G or H of this section, the RSU Award will immediately vest with respect to the remaining, non-forfeited portion of this RSU Award and dividend equivalents that have accrued through the date of death.

F.Misconduct. If your employment is terminated as a result of your deliberate, willful or gross misconduct, this RSU Award and accrued dividend equivalents will be forfeited immediately upon your receipt of notice of such termination.

G.Disability. If your employment is terminated during the Restricted Period and the Company determines that such termination resulted from inability to perform the material duties of your role by reason of a physical or mental infirmity that is expected to last for at least six months or to result in your death, whether or not you are eligible for disability benefits from any applicable disability program, then the RSU Award will continue to vest on the original Vesting Dates set forth in paragraph I(A) with respect to the unvested portion of RSU Award and dividend equivalents that have accrued through the corresponding Vesting Date. If your employment is terminated as described in this paragraph and you are later rehired by the Company or the Employer, as applicable, this RSU Award nevertheless will expire according to this paragraph notwithstanding such rehire.

H.Change in Control. If this RSU Award is assumed, converted or otherwise remains outstanding in connection with a Change in Control and your employment is terminated during the Restricted Period without Cause before the second anniversary of the closing of the Change in Control, then the RSU Award will continue to vest on the original Vesting Dates set forth in paragraph I(A) with respect to the unvested portion of the RSU Award and dividend equivalents that have accrued through the corresponding Vesting Date. If this RSU Award does not remain outstanding following the Change in Control and is not converted into a successor RSU, then the RSU Award will immediately vest with respect to the portion of the RSU Award that is unvested as of the Change in Control and dividend equivalents that have accrued though such date and, at the election of the Company, you will be entitled to receive cash for such portion of this RSU Award in an amount equal to the fair market value of the consideration paid to Merck stockholders for a share of Merck Common Stock in the Change in Control. On the second anniversary of the closing of the Change in Control, this paragraph shall expire. “Cause” and “Change in Control” are defined in the Merck & Co., Inc. Change in Control Separation Benefits Plan (excluding an MSD Change in Control).

I.Transfer of Employment. Transfer of employment between the Company, a subsidiary, affiliate, JV, JV partner or affiliate of the Company who provides services to the JV with such partner or affiliate or other entity in which the Company has determined that it has a significant business or ownership interest (together, the “Company Group”) is not considered termination of employment for purposes of this RSU Award. Such employment must be approved by the Company and contiguous with employment by the entity in the Company Group you were employed by immediately prior to the relevant transfer. The terms set out in paragraphs A through H above shall continue to apply to this RSU Award following a transfer of employment accordance with this section.

J.Good Reason. If your employment is terminated for Good Reason, the RSU Award, and any accrued dividends, will continue to vest on the following original Vesting Date(s), as set forth in paragraph I(A), provided you sign and refraining from revoking a severance agreement in a format prescribed by the Company, which agreement will contain a full release, non-solicitation, non-disclosure, non-disparagement and cooperation in litigation covenants and such other reasonable and customary terms as the Company provides. “Good Reason” is defined to include the following: a) a material reduction in base salary without your consent, unless such reduction is part of an across-the-board reduction affecting other Executive Team members in like proportions, b) your involuntary reassignment to any position other than a position on the Executive Team reporting to the Company’s Chief Executive Officer within the period beginning on date of hire and ending when the Sign-on Equity Grant has vested fully, or c) a material breach of this letter, provided that you deliver written notice of a claim of Good Reason to the Company’s Chief Executive Officer within thirty (30) days of the facts giving rise to such Good Reason, MSD fails to cure the circumstances giving rise to Good Reason within thirty (30) days of receiving such notice and you actually terminate employment within thirty (30) days after MSD’s failure to cure.

III.TRANSFERABILITY

Prior to distribution pursuant to Article I(C), the RSU Award and any interest therein shall not be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution in connection with your death.

IV.TAX WITHHOLDING

Regardless of any action the Company and/or the Employer take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer, if any. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award or underlying shares of Common Stock, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of shares of Common Stock acquired upon the lapsing of the Restricted Period and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Furthermore, if you have become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company, the Employer and/or any subsidiary, affiliate or JV of the Company; or (ii) withholding from proceeds of the sale of shares of Common Stock acquired at lapsing of the Restricted Period either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or (iii) withholding in shares of Common Stock to be issued upon lapsing of the Restricted Period; provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Company will satisfy the Tax-Related Items (other than U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items which become payable in a year prior to the year in which shares of Common Stock are issued upon settlement of the RSUs by withholding in shares of Common Stock pursuant to (iii) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by a one or a combination of (i) or (ii) above.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.

You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares if you fail to comply with your obligations in connection with the Tax-Related Items.

V.DATA PRIVACY

The Company is located at 2000 Galloping Hill Road, Building K-1 Kenilworth, New Jersey, U.S.A. 07033 and grants employees of the Company and any subsidiary, affiliate or JV of the Company, the opportunity to participate in the Plan, at the Company's sole discretion. If you would like to participate in the Plan, you understand that you should review the following information about the Company’s data processing practices and declare your consent.

A.Data Collection and Usage. The Company collects, processes and uses your personal data, including, name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all awards, canceled, vested, or outstanding in your favor, which the Company receives from you or your Employer. If the Company offers you the opportunity to participate in the Plan, then the Company will collect your personal data for purposes of allocating Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of your personal data would be your consent.

B.Stock Plan Administration Service Providers. The Company transfers participant data to Morgan Stanley, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share your data with another company that serves in a similar manner. The Company’s service provider will open an account for you. You will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to your ability to participate in the Plan.

C.International Data Transfers. The Company and its service providers are based in the United States. If you are outside of the United States, you should note that your country has enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data is your consent.

D.Voluntariness and Consequences of Consent Denial or Withdrawal. Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you cannot participate in the Plan. This would not affect your salary as an employee; you would merely forfeit the opportunities associated with the Plan.

E.Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions on processing, (v) portability of data, (vi) to lodge complaints with competent authorities in your country, and/or (vii) a list with the names and addresses of any potential recipients of the your personal data. To receive clarification regarding your rights or to exercise your rights please contact the Company at Attn: Global Privacy Office, 351 N. Sumneytown Pike, North Wales, Pennsylvania, U.S.A. 19454.

F.The collection, use and transfer of your personal data for the purpose of implementing, administering and managing your participation in the Plan is conducted in accordance with the Company’s Global Privacy and Data Protection Policy. You also understand that the Company may, in the future, request you to provide another data privacy consent.  If applicable and upon request of the Company, you agree to provide an executed acknowledgement or data privacy consent form to the Company or the Employer (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future.  You understand that you will not be able to participate in the Plan if you fail to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

If you agree with the data processing practices described in this Article, you will declare your consent by clicking to "Accept" these Terms on the Morgan Stanley website.

VI.GOVERNING LAW

This document may be amended only by another written agreement between the parties. This document will be interpreted and enforced under the laws of the State of New Jersey, United States (without regard to its choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this document, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New Jersey and agree that such litigation shall be conducted only in the courts of Union County, New Jersey, or the federal courts for the United States for the District of New Jersey, and no other courts, where this grant is made and/or to be performed.

VII.SEVERABILITY

The provisions of this document are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

VIII.WAIVER

You acknowledge that a waiver by the Company of breach of any provision of these Terms shall not operate or be construed as a waiver of any other provision of these Terms or of any subsequent breach by you or any other grantee.

IX.ELECTRONIC ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to the RSU or future RSUs that may be granted under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

X.COUNTY-SPECIFIC APPENDIX

The RSU Award shall be subject to any additional provisions set forth in Appendix B for your country, if any. If you relocate to one of the countries included in Appendix B during the life of the RSU Award, the additional provisions for such country shall apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

XI.ADMINISTRATION

The Committee is responsible for construing and interpreting this grant, including the right to construe disputed or doubtful Plan provisions, and may establish, amend and construe such rules and regulations as it may deem necessary or desirable for the proper administration of this RSU Award. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of this RSU Award shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Employees and any person claiming under or through any Eligible Employee. All determinations by the Committee including, without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among eligible employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

This RSU Award is subject to the provisions of the 2019 Incentive Stock Plan. For further information regarding your RSU Award, you may access the Merck Global Long-Term Incentives homepage via Sync > HR > Money > Long-Term Incentive Program

APPENDIX A
Policies and Procedures for Recoupment of Compensation for Compliance Violations and for Significant Restatement of Financial Results
Policy
It is the policy of the Compensation and Management Development Committee of the Board of Directors (the “Committee”) that the Committee will exercise its discretion to determine whether to seek Recoupment of any bonus and/or other incentive compensation paid or awarded to an Affected Employee, where it determines, in consultation with the Audit Committee, that: a) the Affected Employee engaged in misconduct, or failed to reasonably supervise an employee who engaged in misconduct, that resulted in a Material Violation relating to the research, development, manufacturing, sales, or marketing of Company products or the overall goodwill or reputation of the Company; and b) the Committee concludes that the Material Violation caused Significant Harm to the Company, as those terms are defined in this policy. The Committee’s exercise of its discretion may take into account any considerations determined by the Committee to be relevant.

In addition, awards under the Executive Incentive Plan (“EIP”) and Performance Share Units (“PSU”) under the Merck & Co., Inc. 2019 Stock Incentive Plan, or any successor thereto, are also subject to the Company’s right to reclaim their benefits in the event a significant restatement of financial results for any performance period, pursuant to the process described below.

Definitions
1.“Recoupment” is defined to include any and all of the following actions to the extent permitted by law: (a) reducing the amount of a current or future bonus or other cash or non-cash incentive compensation award, (b) requiring reimbursement of a bonus or other cash-based incentive compensation award paid with respect to the most recently completed performance period, (c) cancelling all or a portion of a future-vesting equity award, (d) cancelling all or a portion of an equity award that vested within the previous twelve-month period, (e) requiring return of shares paid upon vesting and/or reimbursement of any proceeds received from the sale of an equity award, in each case that vested within the previous twelve-month period, and (f) any other method of reducing the total compensation paid to an employee for any prior twelve-month period or any current or future period.
2.A “Material Violation” is defined as (i) a material violation of a written Company policy relating to the research, development, manufacturing, sales, or marketing of Company products or (ii) conduct detrimental to the Company, including the Company’s overall goodwill or reputation.
3.An “Affected Employee” is an employee in Band 600 or higher who (i) engaged in misconduct that results in a Material Violation; or (ii) failed in his or her supervisory responsibilities to reasonably manage or monitor the conduct of an employee who engaged in misconduct that results in a Material Violation.
4.“Executive” means current and former executive officers for the purposes of the Securities Exchange Act of 1934, as amended.
5.“Fault” means fraud or willful misconduct. "Willful misconduct" is generally viewed as dereliction of a duty or unlawful or improper behavior committed voluntarily and intentionally; something more than negligence. If the Audit Committee determines that Fault may have been a factor causing the financial restatement, the Audit Committee will appoint an independent investigator whose determination shall be final and binding.
6.“Significant Harm” means a significant negative impact on the Company’s financial operating results or reputation.

Procedures
For Compliance Violations
1.The Committee, acting in consultation with the Audit Committee, shall administer this policy and have
2.full discretion to interpret and to make any and all determinations under this policy, subject to the approval of the full Board of Directors in the case of a determination to seek or waive Recoupment from the Chief Executive Officer.
3.The General Counsel, in consultation with the Chief Ethics and Compliance Officer and the Executive Vice President, Human Resources, is responsible for determining whether to refer a matter to the Committee for review under this policy and for assisting the Committee with its review. The Committee may consult with other Board Committees and any external or internal advisors as it deems appropriate.
4.If the Committee, acting in consultation with the Audit Committee, determines that there is a basis for seeking Recoupment under this policy, the Committee shall exercise its discretion to determine for each Affected Employee, on an individual basis, whether, and to what extent and in which manner, to seek Recoupment.
5.In exercising its discretion, the Committee may take into consideration, as it deems appropriate, all of the facts and circumstances of the particular matter and the general interests of the Company.

For EIP Awards and PSUs Upon Significant Restatement of Financial Results
EIP Awards and PSUs for Executives are subject to the Company’s right to reclaim their benefits in the event of a significant restatement of financial results for any Award Period, pursuant to the process described below.

1.    The Audit Committee will review the issues and circumstances that resulted in a restatement of financial results to determine if the restatement was significant and make an initial determination of the cause of the restatement—that is whether the restatement was caused, in whole or in part, by Executive Fault (as defined above); and
2.    In the case of PSUs, the Committee will (a) recalculate the Company's results for any Award Period with respect to PSUs that included an Award Period which occurred during the restatement period; and (b) if it is determined that such restatement was caused in whole or in part by the Executive's Fault, the Committee will seek reimbursement from each Executive of that portion of the payout of the PSU that the Executive received within 18 months of the restatement based on the erroneous financial results.
3.    In the case of EIP Awards, the Committee will (a) review the EIP award received by each Executive with respect to the restatement period and determine whether all or a portion of such Award was determined based on the achievement of erroneous financial results; and (b) if it is determined that such restatement was caused in whole or in part by the Executive's Fault, the Committee will seek reimbursement from the Executive of that portion of any EIP Award that the Executive received within 18 months of the restatement based on the erroneous financial results.
4.    The clawback for EIP Awards and PSUs does not apply to restatements that the Audit Committee determines (1) are required or permitted under generally accepted accounting principles (“GAAP”) in connection with the adoption or implementation of a new accounting standard or (2) are caused due to the Company's decision to change its accounting practice as permitted under GAAP.

Delegation to Management for Certain Recoupment Decisions
Only in the case of Compliance Violations, the Committee hereby delegates to the Chief Executive Officer (who may further delegate as deemed appropriate) the authority to administer this policy and to make any and all decisions under it regarding Affected Employees who are not Executives of the Company. Management shall report to the Committee on any affirmative decisions to seek Recoupment pursuant to this delegation.
Disclosure of Recoupment Decisions
The Company will comply with all applicable securities laws and regulations, including Securities and Exchange Commission disclosure requirements regarding executive compensation and any applicable New York Stock Exchange listing standard or requirements. The Company may also, but is not obligated to, provide additional disclosure beyond that required by law when the Company deems it to be appropriate and determines that such disclosure is in the best interest of the Company and its shareholders.

Miscellaneous
Nothing in this policy shall limit or otherwise affect any of the following: 1) management’s ability to take any disciplinary action with respect to any Affected Employee; 2) the Committee’s ability to use its negative discretion with respect to any incentive compensation performance target at any time; or 3) the Committee’s or management’s ability to reduce the amount (in whole or in part) of a current or future bonus or other cash or non-cash incentive compensation award to any Executive or other employee for any reason as they may deem appropriate and to the extent permitted by law. Any right of Recoupment under this policy is in addition to, and not in lieu of, any other remedies or rights of Recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

The Committee shall have sole discretion to make all determinations under this policy. Any determinations made by the Committee shall be final, binding, and conclusive on all Executives and affected individuals.

This policy shall be interpreted in a manner that is consistent with any applicable rules or regulations adopted by the Securities and Exchange Commission, New York Stock Exchange and any other applicable law (the “Applicable Rules”). To the extent the Applicable Rules require recovery of any bonus and/or other incentive compensation, including EIP Awards and PSUs, in additional circumstances besides those specified above, nothing in this policy shall be deemed to limit or restrict the right or obligation of the Company to recover such compensation to the fullest extent required by the Applicable Rules.

The Company shall not indemnify or agree to indemnify any Executive against the loss of incentive compensation subject to this Policy nor shall the Company pay or agree to pay any insurance premium to cover the loss of such incentive compensation.

The Board or the Committee may amend, modify, or terminate this policy in whole or in part at any time and from time to time in its sole discretion

APPENDIX B
ADDITIONAL TERMS AND CONDITIONS FOR GRANTEES OUTSIDE THE U.S.
This Appendix, which is part of the Global Terms and Conditions for 2022 Restricted Stock Unit Grants under the Merck & Co., Inc. 2019 Incentive Stock Plan, contains additional “terms and conditions” that will apply to you if you reside outside the United States.
The terms and conditions in Part I of this Appendix apply to all grantees who reside outside the United States. The additional terms and conditions in Part II of this Appendix will also apply to you if you reside in one of the countries referenced in Part II.
The information in this Appendix is based on the laws in effect in the respective countries as of March 1, 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that the Restricted Period lapses and shares of Common Stock are issued to you or you sell shares of Common Stock acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country, or are considered a resident of a country, other than that in which you are currently working, or transfer residence and/or employment after the Grant Date, the information contained herein may not apply to you in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

APPENDIX B - PART I: ADDITIONAL TERMS AND CONDITIONS FOR ALL COUNTRIES OUTSIDE OF THE UNITED STATES
The following additional terms and conditions will apply to you if you reside in any country outside the United States.
A.Nature of Grant
In accepting the RSU Award, you acknowledge and agree that:
1.the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time;
2.the grant of the RSU Award is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
3.all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;
4.your participation in the Plan is voluntary;
5.your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;
6.the RSU Award and any shares of Common Stock acquired under the Plan, and income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, the Company, or any subsidiary, affiliate or JV of the Company, and that are outside the scope of your employment or service contract, if any;
7.unless otherwise agreed with the Company in writing, the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a subsidiary, affiliate or JV of the Company;
8.the RSU Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
9.the RSU Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any subsidiary, affiliate or JV of the Company;
10.the future value of the shares of Common Stock underlying the RSU is unknown, indeterminable and cannot be predicted with certainty;
11.no claim or entitlement to compensation or damages shall arise from termination of the RSU Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
12.for purposes of the RSU Award, your employment relationship will be considered terminated as of the date you are no longer providing services to the Employer or the Company or any subsidiary, affiliate or JV (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Terms, your right to vest in the RSU under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under local law; the Committee shall have the exclusive discretion to determine when you are no longer providing services for purposes of the grant (including whether you may still be considered to be providing services while on a leave of absence);
13.the RSU Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;
14.the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendation regarding your participation in the Plan, or the acquisition or sale of underlying shares; you should consult with your personal tax, legal and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan; and
15.neither the Employer, nor the Company or any subsidiary, affiliate or JV shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or any amounts due to you pursuant to the vesting of the RSU Award, the subsequent sale of shares acquired under the Plan or the receipt of any dividends and/or dividend equivalents.
B.Insider Trading/Market Abuse Laws
You acknowledge that, depending on your or your broker’s country of residence or where shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of shares of Common Stock under the Plan during such times that you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You should keep in mind that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You understand you are responsible for ensuring compliance with any restrictions and should consult with your personal legal advisor on this matter.
C.Foreign Asset/Account, Exchange Control and Tax Obligations
You acknowledge that, depending on your country, you may be subject to foreign asset/account, exchange control and/or tax reporting requirements as the result of the acquisition of shares of Common Stock or cash (including dividend equivalents, dividends, and the proceeds of the sale of shares of Common Stock) derived from your participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in your country. You may also be required to repatriate cash received from participating in the Plan to your country within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal tax, legal and/or financial advisors regarding the same.
D.Language
You acknowledge that you are proficient in the English language or have consulted with an advisor who is sufficiently proficient, to allow you to understand the terms and conditions of this document. If you have received this document, or any other document related to the RSU Award and/or the Plan translated into a language other than English, and if the translated version is different than the English version, the English version will control.
E.Imposition of Other Requirements and Issuance of Shares
The Company reserves the right to impose other requirements on this RSU Award and the shares of Common Stock acquired pursuant to the RSU Award, to the extent the Company determines it is necessary or advisable to comply with local laws or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

In particular, if advisable due to local law requirements, the Committee, in its sole and absolute discretion, may require the immediate forced sale of the shares of Common Stock issuable upon vesting of the RSUs. Alternatively, unless otherwise set forth in this Appendix, the Committee, in its sole and absolute discretion, may determine to pay out the RSUs in cash equal to the fair market value of the shares of Common Stock underlying the RSUs.

APPENDIX B - PART II: COUNTRY-SPECIFIC ADDITIONAL TERMS AND CONDITIONS AND NOTIFICATIONS

Country	Additional Terms and Conditions and Notifications
Algeria
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

Argentina
Securities Law Information
Neither the Award nor the underlying shares of Common Stock are publicly offered, listed on any stock exchange in Argentina or registered with the Argentine Securities Commission (Comisión Nacional de Valores).
Labor Law Acknowledgement
This provision supplements the “Nature of Grant” section in Part I of this Appendix B:
In accepting the grant of the RSU Award, you acknowledge and agree that the grant of the RSU Award is made by the Company, not the Employer, in its sole discretion and the value of any RSU Award and shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, or (ii) any termination or severance indemnities.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on an annual basis.

Australia
Australian Offer Document
This offer document sets out information regarding the offer to participate in the Plan for Australian resident grantees of the Company and its subsidiaries, affiliates and JVs. This information is provided by the Company to ensure compliance of the offer with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000, ASIC Regulatory Guide 49 and relevant provisions of the Corporations Act 2001.
Additional Documents. In addition to the information set out in this Appendix B, you are also being provided with copies of the following documents:
(a)    the Plan;
(b)    the Plan Prospectus (which contains a summary of the Plan);
(c)    the Terms;
(d)    LTI Program Overview; and
(e)    the summary of tax consequences of participation in the Plan for Australia, which is accessible by logging into your account at Morgan Stanley
(collectively, the “Additional Documents”).
The Additional Documents provide further information to help you make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan Prospectus is a prospectus for the purposes of the Corporations Act 2001.
You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in this Appendix B and the Additional Documents when considering participation in the Plan.
General Information Only. The information herein is general information only. It is not advice or information that takes into account your objectives, financial situation and needs.
You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.
Risks of Participation in the Plan. Investment in shares of Common Stock involves a degree of risk. If you elect to participate in the Plan, you should monitor your participation and consider all risk factors relevant to the vesting or issuance of shares of Common Stock under the Plan as set forth below and in the Additional Documents
You should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Common Stock of the Company. For example, the value at which an individual share of Common Stock is quoted on the New York Stock Exchange (“NYSE”) may increase or decrease due to a number of factors. There is no guarantee that the value of a share of Common Stock will increase. Factors that may affect the value of an individual share of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://investors.merck.com/home/default.aspx, and upon request to the Company.
In addition, you should be aware that the Australian dollar (“AUD”) value of any shares of Common Stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Further, shares of Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Value of Shares of Common Stock. You may ascertain the current market value of an individual share of Common Stock as traded on the NYSE under the symbol “MRK” at: https://www.nyse.com/quote/XNYS:MRK. The AUD equivalent of that value can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of the market value of an individual share of Common Stock when the RSU Award vests or shares of Common Stock are issued under the Plan or of the applicable exchange rate on the vesting date or the date the shares of Common Stock are issued.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Tax Assessment Act”) applies (subject to the conditions in the Tax Assessment Act).

Austria	There are no country-specific provisions.
Belgium	There are no country-specific provisions.

Bermuda
Securities Law Information
The Plan and the Terms, including this Appendix B, are not subject to, and have not received approval from either the Bermuda Monetary Authority or the Registrar of Companies in Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. If any shares of Common Stock acquired under the Plan are offered or sold in Bermuda, the offer or sale must comply with the provisions of the Investment Business Act 2003 of Bermuda. Alternatively, the shares may be sold on the New York Stock Exchange on which they are listed.

Brazil
Compliance with Law
By accepting the RSU Award, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the expiration of the Restricted Period, the sale of shares obtained pursuant to the expiration of the Restricted Period, and the receipt of any dividends or dividend equivalents.
Labor Law Acknowledgment
By accepting the RSU Award, you agree that you are (i) making an investment decision and (ii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the Restricted Period without compensation to you.
Further, you acknowledge and agree that, for all legal purposes, (i) any benefits provided to you under the Plan are unrelated to your employment or service; (ii) the Plan is not a part of the terms and conditions of your employment or service; and (iii) the income from your participation in the Plan, if any, is not part of your remuneration from employment or service.

Bulgaria	There are no country-specific provisions.

Canada
Termination of Employment
This provision replaces paragraph (9) of the “Nature of Grant” section in Part I of this Appendix B:
Except to the extent explicitly required under local employment standards legislation, the RSU Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any parent, subsidiary, affiliate or JV of the Company;
This provision replaces paragraph (11) of the “Nature of Grant” section in Part I of this Appendix B:
Except to the extent explicitly required under local employment standards legislation, no claim or entitlement to compensation or damages shall arise from termination of the RSU Award resulting from termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
This provision replaces paragraph (12) of the “Nature of Grant” section in Part I of this Appendix B:
For purposes of the RSU Award, except to the extent expressly provided in your Terms or expressly required by applicable legislation, your employment relationship will be considered terminated (regardless of the reason for such termination) and your right to vest in the RSU Award under the Plan, if any, will terminate as of the date that is the earliest of (a) the date you are no longer employed or providing services to the Company or any parent, subsidiary, affiliate or JV, (b) the date you receive written notice of termination of employment, or (c) the date written notice of termination is delivered to your last known address (together, the “Termination Date”). Except to the extent explicitly required by applicable legislation, the Termination Date will exclude any notice period or period of pay in lieu of such notice required under statute, contract, common/civil law or otherwise. You will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. In case of any dispute as to whether termination of employment has occurred that cannot be reasonably determined under your Terms and the Plan, the Committee shall have the sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the RSU Award under the Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
Securities Law Information
You are permitted to sell shares of Common Stock acquired through the Plan through the broker designated by the Company under the Plan, if any, provided the resale of shares of Common Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares are currently listed on the New York Stock Exchange.
Payment of Award
Notwithstanding any discretion contained in Section 11(d) of the Plan, the grant of the RSU Award does not provide any right for you to receive a cash payment and the RSU Award is payable in shares of Common Stock only.
The following provisions will apply to you if you are a resident of Quebec:
Language Consent
The parties acknowledge that it is their express wish that the Terms, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Data Privacy
This provision supplements the “Data Privacy” section in the Terms:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, and its subsidiaries, affiliates or JVs and Morgan Stanley Smith Barney and any other stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and its subsidiaries, affiliates and JVs to record such information and to keep such information in your employee file.

Chile
Securities Law Information
THE OFFER OF THE RSU AWARD CONSTITUTES A PRIVATE OFFERING OF SECURITIES IN CHILE EFFECTIVE AS OF THE GRANT DATE. THE OFFER OF THE RSU AWARD IS MADE SUBJECT TO GENERAL RULING N° 336 OF THE CHILEAN COMMISSION OF THE FINANCIAL MARKET (“CMF”). THE OFFER REFERS TO SECURITIES NOT REGISTERED AT THE SECURITIES REGISTRY OR AT THE FOREIGN SECURITIES REGISTRY OF THE CMF, AND, THEREFORE, SUCH SECURITIES ARE NOT SUBJECT TO OVERSIGHT OF THE CMF. GIVEN THAT THE RSU AWARD IS NOT REGISTERED IN CHILE, THE COMPANY IS NOT REQUIRED TO PROVIDE PUBLIC INFORMATION ABOUT THE RSU AWARD OR SHARES OF COMMON STOCK IN CHILE. UNLESS THE RSU AWARD AND/OR THE SHARES OF COMMON STOCK ARE REGISTERED WITH THE CMF, A PUBLIC OFFERING OF SUCH SECURITIES CANNOT BE MADE IN CHILE.

The People's Republic of China
The following terms and conditions apply only to grantees who are citizens of the PRC or are otherwise determined to be subject to the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company.
The following terms and conditions apply only if you are classified as Band 600 and higher on the Grant Date.
Payment of Award and Termination of Employment
You will be permitted to hold shares of Common Stock issued to you at the end of the Restricted Period. Notwithstanding anything to the contrary in the Plan or Terms, due to exchange control laws in China, you agree that any shares of Common Stock acquired under the Plan and held by you at the time of your termination of employment with the Company or the Employer will be sold on your behalf, pursuant to this authorization, as soon as administratively practicable following the termination of your employment, but no later than six-months following termination of employment. The Company is under no obligation to arrange for such sale at any particular price. You will receive the sale proceeds, less any broker’s fees or commissions and subject to satisfaction of any Tax-Related Items. If the Terms provide that all or a portion of your outstanding RSU Award will become distributable at some time following your termination of employment, that portion will automatically vest and be sold on your behalf as described above. Any other portion of your RSU Award that is not vested as described above will expire immediately upon your termination of employment.
Due to local regulatory requirements, you agree that the Company may force the sale of any shares of Common Stock issued under the Plan. The sale may occur (i) immediately upon vesting or (ii) within any other time frame as the Company determines to be necessary or advisable for legal or administrative reasons.
Broker Account
Any shares of Common Stock issued to you at expiration of the Restricted Period must be maintained in an account with Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future until the shares of Common Stock are sold through that broker.
Exchange Control Compliance
You understand and agree that, to comply with exchange control laws in the PRC, any cash dividends, dividend equivalents and the proceeds from the sale of the shares of Common Stock will be immediately repatriated to China through a special exchange control account established by the Company (or any subsidiary, affiliate or JV) or the Employer prior to being delivered to you. The funds may be paid to you in U.S. dollars or local currency at the Company’s discretion. To the extent the funds are paid to you in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the funds may be deposited into this account. In the more likely event that the Company converts cash received under the Plan into local currency, the Company is under no obligation to secure any exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear any currency fluctuation risk between that time and the time the funds are distributed through any such special exchange account. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
The following terms and conditions apply only if you are classified as below Band 600 on the Grant Date.
Payment of Award
To facilitate compliance with exchange control laws in China, any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at expiration of the Restricted Period, less any broker’s fees or commissions and Tax-Related Items, which will be remitted to you in accordance with applicable exchange control laws and regulations. You will not be permitted to hold shares of Common Stock after vesting. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.
Exchange Control Compliance
You understand and agree that, to comply with exchange control laws in the PRC, the cash payable to you at expiration of the Restricted Period will be immediately repatriated to China through a special exchange control account established by the Company (or any subsidiary, affiliate or JV) or the Employer prior to being delivered to you. The funds may be paid to you in U.S. dollars or local currency at the Company’s discretion. To the extent the funds are paid to you in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the funds may be deposited into this account. In the more likely event that the Company converts cash received under the Plan into local currency, the Company is under no obligation to secure any exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear any currency fluctuation risk between that time and the time the funds are distributed through any such special exchange account. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Termination of Employment
Notwithstanding any terms or conditions of the Plan or the “Termination of Employment” section of the Terms to the contrary, the cash equivalent of any shares of Common Stock that vest upon termination of your employment will be distributed to you no later than six months from the date of termination of your employment, as determined by the Company in accordance with the Terms, or within any other such timeframe as may be required by SAFE. If the Terms provide that all or a portion of your outstanding RSU Award will become distributable at some time following your termination of employment, that portion will automatically vest and become distributable immediately upon your termination of employment as described above. Any other portion of your RSU Award that is not vested as described above will expire immediately upon your termination of employment.

Colombia
Securities Law Information.
The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this Appendix B should be construed as the making of a public offer of securities in Colombia.
Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in Pat I of this Appendix B:
You acknowledge that pursuant to Article 128 of the Colombian Labor Code, the Plan, the RSU Award and any income realized under the Plan do not constitute a component of your “salary”. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Costa Rica	There are no country-specific provisions.
Croatia	There are no country-specific provisions.
Cyprus	There are no country-specific provisions.
Czech Republic	There are no country-specific provisions.
Denmark
Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in this Appendix B:
By accepting the RSU Award, you understand and agree that this grant relates to future services to be performed and is not a bonus or compensation for past services.
Stock Option Act
You acknowledge that you received the Employer Statement (attached as Appendix C below) which summarizes select terms of your RSUs.
As set forth in Section 1 of the Stock Option Act, the Stock Option Act only applies to “employees” as that term is defined in Section 2 of the Stock Option Act and to the extent you are subject to Danish law. If you are a member of the registered management of the Company's subsidiary, affiliate or JV in Denmark or otherwise do not satisfy the definition of employee or are not subject to Danish law, you will not be subject to the Stock Option Act and the Employer Statement will not apply to you.
Please note the Stock Option Act was revised as of January 1, 2019. The standard termination provisions in the Terms will apply for any grants made under the Plan. The relevant termination provisions are detailed in the “Termination of Employment” section in your Terms.

Ecuador	There are no country-specific provisions.
Egypt	There are no country-specific provisions.
Estonia
Language Consent
By accepting the grant of the RSU Award, you confirm having read and understood the documents related to the grant (the Terms and the Plan), which were provided in the English language, and that you do not need the translation thereof into the Estonian language. You accept the terms of those documents accordingly.
Võttes vastu Award-de pakkumise kinnitad, et oled ingliskeelsena esitatud pakkumisega seotud dokumendid (Tingimused ja Plaan) läbi lugenud ja nendest aru saanud ning et ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt nõustud viidatud dokumentide tingimustega

Finland	There are no country-specific provisions.
France
Tax Notification
Your RSU Award is not intended to be French tax-qualified.
Language Consent
By accepting the RSU Award, you confirm having read and understood the Plan and your Terms, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant l’attribution, vous confirmez avoir lu et compris le Plan de travail et vos conditions générales et dispositions, qui ont été transmis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

Germany	There are no country-specific provisions.
Greece	There are no country-specific provisions.
Guatemala
Consent to Receive Information in English
By participating in the Plan, you acknowledge that you have reviewed the Terms and are sufficiently proficient in English, or, alternatively, you will seek appropriate assistance, to understand the terms and conditions of this RSU Award.

Hong Kong
Securities Law Information
Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Plan and the Terms, including this Appendix B, you should obtain independent professional advice. The RSU Award and any shares of Common Stock issued pursuant to the RSU Award do not constitute a public offering of securities under Hong Kong law and are available only to Eligible Employees of the Company or its subsidiaries, affiliates and JVs. The Terms, including this Appendix B, the Plan and other incidental communication materials distributed in connection with the RSU Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each Eligible Employee of the Employer, the Company or its subsidiaries, affiliates and JVs and may not be distributed to any other person.
Payment of Award
Notwithstanding any discretion contained in Section 11(d) of the Plan, the grant of the RSU Award does not provide any right for you to receive a cash payment and the RSU Award is payable in shares of Common Stock only.
Sale of Shares
Shares of Common Stock received at vesting are accepted as a personal investment. In the event the Restricted Period on your RSU Award expires within six months of the Grant Date and shares of Common Stock are issued to you, you agree that you will not offer to the public or otherwise dispose of the shares of Common Stock prior to the six-month anniversary of the Grant Date.

Hungary
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

India	There are no country-specific provisions.

Indonesia
Language Acknowledgment
A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request to mellisa.riana.dewi@merck.com. By accepting the RSU Award, you (i) confirm having read and understood the documents relating to this grant (i.e., your Terms, including this Appendix B, and the Plan) which were provided in the English language, (ii) accept the terms of these documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa.
Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada mellisa.riana.dewi@merck.com. Dengan menerima Penghargaan ini, anda (i) mengkonfirmasi bahwa telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Syarat-syarat anda, termasuk suplemen ini dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).

Ireland	There are no country-specific provisions.
Israel
Securities Law Information
The grant of the RSU Award under the Plan is being made pursuant to an exemption from the requirement to file and publish a prospectus in Israel regarding the Plan obtained from the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be sent to you, at no charge, on written request being mailed to Investor Relations at Merck & Co., Inc., 2000 Galloping Hill Road, Kennilworth, NJ 07033, U.S.A. The telephone number at the executive offices is 1-908-740-4000. Alternatively, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available by searching the Company’s filings on the following web site: http://www.sec.gov/edgar/searchedgar/companysearch.html.
Trust Arrangement
You understand and agree that the RSU Award is offered subject to and in accordance with the terms of the Plan, the Addendum A - Israel to the Plan (the “Israeli Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its subsidiary or affiliate in Israel, currently ESOP Management and Trust Services Ltd. (the “Trustee”), and the Terms. In the event of any inconsistencies between the Israeli Sub-Plan, the Terms and/or the Plan, the Israeli Sub-Plan will govern the RSU Award granted to you in Israel. Capitalized terms used but not defined in this Appendix B for Israel, the Plan or the Terms have the meanings set forth in the Israeli Sub-Plan.
Requirement to Return Signed Confirmation Letter
You are required to execute the Confirmation Letter - Trustee 102 Awards (“Confirmation Letter”) provided to you in connection with Awards granted to you under the Israeli Sub-Plan. In particular, you must print, sign and deliver a signed copy of the Confirmation Letter to the Trustee within thirty (30) days of the Grant Date, or by such other date as may be determined by your Employer or the Trustee not to exceed ninety (90) days from the Grant Date, for the RSU Award to qualify for preferential tax treatment. By accepting this RSU Award, you acknowledge and agree that the terms and conditions of the Confirmation Letter are hereby incorporated by reference into the Terms and shall apply to shares of Common Stock acquired upon expiration of the Restricted Period of the RSU Award. If the Trustee does not receive the signed Confirmation Letter within 30 days of the Grant Date, or by such other date as may be determined by your Employer or the Trustee not to exceed ninety (90) days from the Grant Date, the RSU Award may not qualify for favorable tax treatment. For more details, please contact Daphna Ben-Ari at daphna.ben-ari@merck.com or +972 9533306.
Confirmation of Section 102 Capital Gains Award Terms
The RSU Award is intended to be Capital Gain Awards that qualify for the tax treatment for Approved 102 Awards that are designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance. Notwithstanding the foregoing, by accepting the RSU Award, you acknowledge that the Company cannot guarantee that the Capital Gain Award tax treatment will apply to the Awards granted to you.
By accepting the RSU Award, you: (a) acknowledge receipt of and represent that you have read and understand the Plan, the Israeli Sub-Plan, the Confirmation Letter and the Terms; (b) accept the RSU Award subject to all of the terms and conditions of the Plan, the Israeli Sub-Plan, the Confirmation Letter and the Terms; and (c) agree that the shares of Common Stock issued to upon expiration of the Restricted Period of the RSU Award will be issued to and deposited with the Trustee and shall be held in trust for your benefit as required by the Ordinance, the Israeli Sub-Plan and any approval by the Israeli Tax Authority pursuant to the terms of the Ordinance, the Israeli Sub-Plan and the Trust Agreement. Furthermore, by accepting the RSU Award, you confirm that you understand the terms and provisions of Section 102 of the Ordinance, particularly the capital gains track described in subsection (b)(2) and (b)(3) thereof, and agree that you will not require the Trustee to release the shares of Common Stock acquired upon expiration of the Restricted Period of the RSU Award to you or sell the shares of Common Stock to a third party, during the Holding Period, unless permitted to do so by the Ordinance or the Israeli Sub-Plan.

Italy
Plan Document Acknowledgment
By accepting the RSU Award, you further acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Terms in their entirety and fully understand and accept all provisions of the Plan and the Terms; in particular, you acknowledge that you have read and specifically and expressly approve the following provisions in the Plan and the Terms: (a) your RSU Award cannot be transferred other than by will or the laws of descent and distribution; (b) in the event of involuntary termination of your employment, your right to receive Awards and to receive distributions from Awards, if any, will terminate as of the date that you are no longer actively employed by the Employer, unless otherwise expressly provided in the Terms; (c) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (d) you are responsible for all Tax-Related Items; (e) if a reorganization, recapitalization, reclassification or other corporate event that results in an adjustment of the shares of Common Stock described in the Plan occurs, your RSU Award may be adjusted; (f) if a Change in Control, as described in the Plan, occurs, your RSU Award may immediately vest; (g) all decisions with respect to future grants will be at the sole discretion of the Company; and (h) the “Data Privacy” section of your Terms.

Japan	There are no country-specific provisions.
Jordan	There are no country-specific provisions.
Korea	There are no country-specific provisions.
Lebanon
Securities Law Information
The grant of Awards and distribution of the Plan and the Terms, including this Appendix B, to Eligible Employees does not constitute the marketing or offering of securities to the public in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offers under the Plan are being made only to Eligible Employees of the Employer or the Company or any other subsidiary, affiliate or JV of the Company.

Lithuania	There are no country-specific provisions.
Malaysia
Director Notification
If you are a director of the Company’s Malaysian subsidiary, affiliate or JV, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary, affiliate or JV in writing when you receive or dispose of an interest (e.g., RSU Awards or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
Data Privacy
This provision replaces the “Data Privacy” section in your Terms:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Terms and any other grant materials by and among, as applicable, the Employer, the Company and its subsidiaries, affiliates and JVs for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Employer and also by you through information collected in connection with the Terms and the Plan.
You understand that Data will be transferred to Morgan Stanley Smith Barney or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative at kon.li.yoong@merck.com. You authorize the Company, Morgan Stanley Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant RSU Awards to the you or administer or maintain such RSU Awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Privasi Data
Peruntukan ini menggantikan bahagian “Privasi Data” dalam Terma-terma anda:
Anda dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang diterangkan dalam Terma-terma atau apa-apa bahan geran oleh dan di antara, seperti mana yang terpakai, Majikan, Syarikat dan mana-mana anak syarikat, syarikat sekutu atau usahasamanya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan.
Anda memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, nama anda, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir tentang semua Anugerah atau apa-apa hak lain untuk saham biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut ("“Data"”). Data tersebut dibekalkan oleh Majikan dan juga oleh anda melalui maklumat yang dikumpul berkenaan dengan Terma-terma dan Pelan.
Anda memahami bahawa Data ini akan dipindahkan kepada Morgan Stanley Smith Barney atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Anda memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda. Anda memahami bahawa anda boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan di kon.li.yoong@merck.com. Anda memberi kuasa kepada Syarikat, Morgan Stanley Smith Barney dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir, dan menguruskan penyertaan anda dalam Pelan. Anda memahami bahawa anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, status pekerjaan atau perkhidmatan anda dengan Majikan tidak akan terjejas; satu-satunya akibat buruk jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan Anugerah kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda memahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda memahami bahawa anda boleh menghubungi wakil sumber manusia tempatan.

Mexico
Securities Law Information
Any RSU Award offered under the Plan and the shares of Common Stock underlying the RSU Award have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to any Award may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and its subsidiaries, affiliates and JVs and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees of the Company or one of its subsidiaries, affiliates and JVs, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Labor Law Acknowledgement
These provisions supplement the “Nature of Grant” section in your Terms:
By accepting the RSU Award, you understand and agree that: (i) the RSU Award is not related to the salary and other contractual benefits granted to you by the Employer and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Policy Statement
The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to you.
The Company, with registered offices at 2000 Galloping Hill Road, Kenilworth, NJ 07033, U.S.A., is solely responsible for the administration of the Plan and your participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates, JVs, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Plan Document Acknowledgment
By accepting the RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Terms, including this Appendix B, in their entirety and fully understand and accept all provisions of the Plan and the Terms.
In addition, by accepting the benefits under this grant, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the “Nature of Grant” section of the Terms, in which the following is clearly described and established: (i) your participation in the Plan does not constitute an acquired right; (ii) the Plan and your participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) your participation in the Plan is voluntary; and (iv) the Company and its subsidiaries, affiliates and JVs are not responsible for any decrease in the value of the shares of Common Stock underlying your RSU Award.

Morocco
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of commons stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

Netherlands	There are no country-specific provisions.
New Zealand
Securities Law Information
WARNING: This is an offer of rights to receive shares of Common Stock upon vesting of the RSU Award subject to the terms of the Plan and the Terms. The RSU Award gives you a stake in the ownership of the Company. You may receive a return if dividends are paid on the shares of Common Stock.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
In addition, you are hereby notified that the documents listed below are available for review at http://one.merck.com/sites/hr/Lists/ChannelContent/CustDispForm.aspx?ID=63&Channel=Money. Filings made with the U.S. SEC can also be found at www.sec.gov.
(i)    this Appendix B which together with the Terms and the Plan sets forth the terms and conditions of your participation in the Plan;
(ii)    a copy of the Company’s most recent annual report (i.e., Form 10-K);
(iii)     a copy of the Company’s most recent published financial statements;
(iv)    a copy of the Plan; and
(v)    a copy of the Plan Prospectus.
A copy of the above documents will be sent to you free of charge on written request being mailed to Investor Relations at Merck & Co., Inc., 2000 Galloping Hill Road, Kenilworth, NJ 07033, U.S.A. The telephone number at the executive offices is 1-908-740-4000.
As noted above, you are advised to carefully read the materials provided before making a decision whether to participate in the Plan. You are also encouraged to contact your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

Norway	There are no country-specific provisions.
Panama
Securities Law Information
Your RSU Award is granted pursuant to the Plan and the shares of Common Stock which may be issued on the expiration of the Restricted Period are offered in a private transaction. This is not an offer to the public and the offer is not subject to the protections established by Panamanian securities laws, nor registration requirements.

Peru
Securities Law Notification
The offering of the RSU Award is considered a private offering in Peru; therefore, neither the grant of the RSU Award, nor the issuance of shares at the expiration of the Restricted Period, is subject to securities registration in Peru. For more information concerning this offer, please refer to the Plan, the Terms, the Plan Prospectus and any other grant documents made available to you by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov, as well as the Company’s “Investor Relations” website at http://investors.merck.com.

Philippines
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

Poland	There are no country-specific provisions.
Portugal
Language Consent
You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Terms.
Conhecimento da Lingua.
O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Terms em inglês).

Puerto Rico	There are no country-specific provisions.
Romania
Language Consent
By accepting the RSU Award, you acknowledge that you are proficient in reading and understanding English or have consulted with an advisor who is sufficiently proficient in English as to allow you to fully understood the terms of the documents related to the grant (the Terms, including this Appendix B and the Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Consimtamant cu privire la limba
Prin acceptarea de aceasta Acordare, confirmati ca aveti un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze sau ati consultat un consultant care este suficient de competent in limba engleza pentru a va permite sa intelegeti pe deplin termenii documentelor referitoare la acordare (anuntul, Acordul si Planul), care au fost furnizate in limba engleza. Acceptati termenii acestor documente in consecinta.

Russia
Payment of Award
If the Company in its sole discretion determines that the issuance of shares of Common Stock pursuant to this RSU Award would not comply with applicable laws, rules and regulations and/or that the approval of a governmental agency that it deems necessary or appropriate has not been obtained or has lapsed for whatever reason by the relevant Vesting Date, the Company will settle this RSU Award in cash only. Alternatively, the Company may permit this RSU Award to vest on the Vesting Date but delay settlement of this RSU Award until such time as it determines it is permissible to issuance shares of Common Stock as determined in accordance with Section 23 of the Plan. In the event that this RSU Award is settled in cash, upon settlement of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll.
Securities Law Information
The Terms, the Plan and all other materials that may be distributed regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Any securities issued under the Plan have not and will not be registered in Russia, nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the securities described in the Terms, the Plan and all other materials that may be distributed regarding participation in the Plan may not be used for an offering or private or public circulation in Russia.
Under the default rule applicable prior to March 1, 2022 and at least temporarily not applicable for the reasons described below, any shares of Common Stock issued pursuant to the RSU Award shall be delivered into a U.S. brokerage account; in no event will any shares of Common Stock issued to you pursuant to the RSU Award be delivered to you in Russia.
Effective March 1, 2022, a set of temporary counter-measures introduced by the Russian President in Decree 79 dated February 28, 2022, and Decree 81 dated March 1, 2022 impact the ability of Russian residents to transact in securities of a foreign company. Under these rules, Russian residents (i.e., Russian citizens and foreign citizens living in Russia on the basis of a residency permit) may not acquire foreign securities (including the shares of Common Stock) and may not receive any cash amounts in their non-Russian bank accounts and/or broker accounts. Until the restrictions are lifted, the Company is prohibited from issuing shares of Common Stock to you at vesting of this RSU Award and reserves the right to settle the RSU Award in cash or alternatively, to delay the settlement of the RSU Award, as described under “Payment of Award” above.

Saudi Arabia
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

Serbia
Securities Law Information
The RSU Award is not subject to the regulations concerning public offers and private placements under the Law on Capital Market. As set forth in the Terms, the RSU Award is subject to the laws of the State of New Jersey, U.S.A. (without regard to its conflict of law provisions).

Singapore
Restriction on Sale and Transferability
You hereby agree that any shares of Common Stock acquired pursuant to the RSU Award will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date of the RSU Award, unless such sale or offer is made pursuant to one or more exemptions under Part XII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with, the conditions of any other applicable provision(s) of the SFA.
Securities Law Information
The RSU Award is being granted to you pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made to you with a view of the RSU Award being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification
If you are a director (including an alternate, substitute, associate or shadow director) of a Singaporean subsidiary, affiliate or JV of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary, affiliate or JV in writing when you receive an interest (e.g., RSU Awards, shares of Common Stock) in the Company or any related companies. In addition, you must notify the Singaporean subsidiary, affiliate or JV when you sell shares of the Company’s Common Stock or any related company (including when you sell shares of Common Stock acquired upon the expiration of the Restricted Period). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two days of .either after the director becomes aware of the change in respect of the particulars of any of the aforesaid, the date on which the director becomes a holder of, or acquires an interest in, the shares, debentures, rights, contracts, participatory interests, other securities or securities-based derivatives contacts, whichever last occurs. There is no prescribed form for such disclosure, although in practice, the company secretary normally would prepare a formatted disclosure form that requests the following information: equity award granted, number of shares acquired, description of consideration, if applicable, and the date of the transaction.
A director shall be deemed to have an interest in securities or securities-based derivative contracts referred to above if a family member of the director (not being him or herself a director), holds or has an interest in those securities or securities-based derivatives contract and any contract entered into by, or any grant made to, a family member of a director of a corporation (not being himself a director) shall be deemed to have been entered into by, made or exercised by or made to the director. A “family member” means a spouse, or a son, adopted son, step-son, daughter, adopted daughter or step-daughter below the age of 21 years.

Slovak Republic	There are no country-specific provisions.
Slovenia
Language Consent
By accepting the grant of the RSU Award, you acknowledge that you are proficient in reading and understanding English and fully understand the terms of the documents related to the grant (this Appendix B, the Terms and the Plan), which were provided in the English language. You accept the terms of those documents accordingly.
Soglasje za Uporabo Angleškega Jezika
S sprejetjem dodelitve Nagrade (the RSU Award) potrjujete in priznavate, da ste sposobni brati in razumeti angleški jezik ter da v celoti razumete določila dokumentov, povezanih z dodelitvijo (ta dodatek, Določila (the Terms) in Načrt (the Plan)), ki so bili posredovani v angleškem jeziku. Skladno s tem sprejemate določila teh dokumentov.

South Africa
Tax Notification
By accepting the RSU Award, you agree to notify your Employer of the amount of any gain you realize upon the expiration of the Restricted Period. If you fail to advise your Employer of the gain realized upon expiration of the Restricted Period, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.
Securities Law Information
In compliance with South African Securities Law, you acknowledge that you have been notified that the documents listed below are available for your review on the Company intranet site at the web addresses listed below:
1. the Company’s most recent Annual Report (Form 10-K) – http://investors.merck.com/investors/financial-reports/quarterly-financials/default.aspx
2. the Company’s most recent Plan Prospectus - http://one.merck.com/sites/hr/Lists/ChannelContent/CustDispForm.aspx?ID=63&Channel=Money
You acknowledge that you may have copies of the above documents sent to you, at no charge, on written request being mailed to Investor Relations at Merck & Co., Inc., 2000 Galloping Hill Road, Kenilworth, NJ 07033, U.S.A. The telephone number at the executive offices is 1-908-740-4000.

Spain
Labor Law Acknowledgment
This provision supplements the “Nature of Grant” section in Part I of this Appendix B:
By accepting this RSU Award, you acknowledge that you understand and agree that you consent to participation in the Plan and that you have received a copy of the Plan.
You understand that the Company, in its sole discretion, has unilaterally and gratuitously decided to distribute Awards under the Plan to individuals who may be employees of the Company or its subsidiaries, affiliates or JVs throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries, affiliates or JVs over and above the specific terms of the Plan on an ongoing basis. Consequently, you understand that any RSU Award is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its subsidiaries, affiliates or JVs) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary Award since the future value of the RSU Award and shares of Common Stock is unknown and unpredictable. In addition, you understand that the RSU Award would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSU Award shall be null and void.
You also understand and agree that, as a condition of the grant of the RSU Award, the termination of your employment for any reason (including the reasons listed below), the RSU Award will cease vesting immediately effective on the date you are no longer providing services to the Employer or the Company or any of its subsidiaries, affiliates or JVs (unless otherwise specifically provided in the Terms). In particular, you understand and agree that the RSU Award will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination of your employment as described in the Terms prior to expiration of the Restricted Period by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to “despido improcednte”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Securities Law Information
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSU Award. The Plan and the Terms have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

Sweden
Authorization to Withhold
The following provision supplements the “Tax Withholding” section of the Terms:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the “Tax Withholding” section of the Terms, in accepting the RSU Award, you authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to you upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

Switzerland
Securities Law Information
The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or Employer or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Taiwan
Securities Law Information
The RSU Award and the shares of Common Stock to be issued pursuant to the Plan are available only to Eligible Employees of the Company and its subsidiaries, affiliates and JVs. The grant of the RSU Award and offer of participation in the Plan does not constitute a public offer of securities by a Taiwanese company.

Thailand	There are no country-specific provisions.
Turkey
Securities Law Information
Under Turkish law, you are not permitted to sell shares of the Company’s Common Stock in Turkey; instead, the sale must take place outside Turkey, which will be the case if the shares of Common Stock are sold on the New York Stock Exchange on which the shares are currently listed.
You may be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan. While you should not need to engage a Turkish financial intermediary with respect to the acquisition of such shares of Common Stock (as no consideration is paid for the RSU Award or underlying shares of Common Stock), this is less certain. In light of this uncertainty, you should consult your personal legal advisor prior to the expiration of the Restricted Period or any sale of shares of Common Stock to ensure compliance with the financial intermediary requirements.

Ukraine
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

United Arab Emirates
Securities Law Information
The Plan is only being offered to Eligible Employees of the Company and its subsidiaries, affiliates and JVs and is in the nature of an “exempt personal offer” of equity incentives to Eligible Employees of the Company’s subsidiary in the United Arab Emirates. The Plan, the Terms and any other grant documents you may receive from the Company are intended for distribution only to such Eligible Employees and must not be delivered to, or relied on by, any other person. Prospective recipients of the securities offered (i.e., shares of the Company’s Common Stock) should conduct their own due diligence on the securities. If you do not understand the contents of the Plan and the Terms, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. The Ministry of Economy, the Dubai Department of Economic Development, Emirates Securities and Commodities Authority, Central Bank and the Dubai Financial Services Authority, as applicable depending on your Employer’s location in the United Arab Emirates, have not approved the Plan or the Terms or taken steps to verify the information set out therein, and have no responsibility for such documents.

United Kingdom
Tax Acknowledgment
You agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or, if different, your Employer or by Her Majesty’s Revenue and Customs (“HRMC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and, if different, your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee National Insurance contributions due on this additional benefit, which may also be recovered from you through any means set forth in the “Tax Withholding” section of the Terms.

Uruguay	There are no country-specific provisions.
Vietnam
Payment of Award
Any RSU Award granted to you will be settled in cash only. This means that upon vesting of your RSU Award, you will receive in cash the value of the underlying shares of Common Stock at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to you via local payroll. The Company reserves the right to settle the RSU Award in shares of Common Stock and to force the immediate sale of such shares of Common Stock depending on the development of applicable exchange control laws and regulations.

APPENDIX C MERCK & CO., INC. SPECIAL NOTICE FOR EMPLOYEES IN DENMARK ARBEJDSGIVERERKLÆRING/EMPLOYER STATEMENT
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold som ændret pr. 1 . januar 2019 ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om betingede aktieenheder ("Tildeling") tildelt dig af Merck & Co., Inc. ("Selskabet") i henhold til Selskabets 2019 Incentive Stock Plan (“Planen”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven.  De fuldstændige vilkår og betingelser, der gælder for din Tildeling, fremgår af Planen, vilkårene for 2019 tildeling af betingede aktieenheder for ikke-amerikanske medarbejdere (Global Terms and Conditions) (“Vilkårene”) og af landetillægget, som alle er udleveret til dig.

I tilfælde af uoverensstemmelse mellem indholdet af denne erklæring og Planen, Vilkårene, har Planen of Vilkårene forrang.

Pursuant to Section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships as amended with effect from 1 January 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding restricted stock units (the “Award”) granted to you by Merck & Co., Inc. (the “Company”) under its 2019 Incentive Stock Plan (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act.  The terms and conditions of your Award are set forth in their entirety in the Plan and the Global Terms and Conditions including Appendix B thereto (the “Terms”), which have been made available to you.

In the event of any inconsistency between the contents of this statement and the Plan and the Terms, the terms and conditions of the Plan and the Terms will prevail.

1. Tidspunkt for tildeling af den vederlagsfri ret til at modtage ordinære aktier mod opfyldelse af visse betingelser
Tildelingstidspunktet er den dato, hvor Vederlagsudvalget under Selskabets Bestyrelse eller et underudvalg under samme, eller et eventuelt andet bestyrelsesudvalg, der måtte efterfølge dette, ("Udvalget") godkendte tildeling til dig og besluttede, at denne skulle træde i kraft som anført i Vilkårene.

1. Date of grant of unfunded right to receive shares of Common Stock upon satisfying certain conditions

The Grant Date of your Award is the date that the Compensation and Benefits Committee of the Board of Directors of the Company or subcommittee thereof, or such other successor committee of the Board of Directors (the “Committee”) approved a grant for you and determined it would be effective, which is set forth in the Terms.

2. Vilkår for tildeling af ret til at modtage ordinære aktier mod opfyldelse af visse betingelser

Tildelinger i henhold til Planen sker alene efter Udvalgets eget frie skøn.  Selskabet har meget vide beføjelser til at bestemme, hvem der kan modtage Tildelinger og hvornår, og til at fastsætte betingelserne for Tildelingerne.  Selskabet kan efter dets eget frie skøn vælge fremover ikke at give Tildelinger.   I henhold til bestemmelserne i Planen og Vilkårene har du ikke nogen ret til eller noget krav på fremtidige tildelinger i henhold til Planen.

2. Terms or conditions for grant of a right to receive shares of Common Stock upon satisfying certain conditions
The grant of Awards under the Plan is made at the sole discretion of the Committee.  The Company has very broad powers to determine who will receive Awards and when, and to set the terms of the Awards.  The Company may decide, in its sole discretion, not to make any grants of Awards in the future.  Under the terms of the Plan and the Terms, you have no entitlement or claim to receive future grants under the Plan.

3. Modningstidspunkt eller -periode
Din Tildeling modnes med 33,333 % på hhv. 1-, 2- og 3-årsdagen for tildelingstidspunktet, medmindre den af de i Vilkårene anførte årsager inden da er modnet eller ophørt.  På modningstidspunktet konverteres din Tildeling til et tilsvarende antal ordinære aktier i Selskabet.

3. Vesting date or period
Your Award shall vest 33.333% on each of the first, second and third anniversary of the Grant Date, unless vested or terminated earlier for the reasons set forth in the Terms.  Your Award shall be converted into an equivalent number of Company shares of Common Stock upon vesting of the Award.

4. Udnyttelseskurs
Der betales ingen udnyttelseskurs i forbindelse med modning af din Tildeling eller Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan.
4. Exercise price No exercise price is payable upon the vesting of your Award or the issuance of shares of the Company’s Common Stock to you in accordance with the vesting schedule described above.

5. Din retsstilling i forbindelse med fratræden
Ved din fratræden vil din Tildeling blive behandlet i overensstemmelse med bestemmelsen “Ansættelsesforholdets ophør” (defineret som Termination of Employment i Vilkårene), hvilken bestemmelse er opsummeret umiddelbart nedenfor.

A. Generel regel. Hvis dit ansættelsesforhold inden for den Betingede Periode (defineret som Restricted Period i Vilkårene) ophører af nogen anden årsag end de nedenfor anførte, fortabes din Tildeling (og eventuelt optjent udbyttemodværdi) på tidspunktet for ophøret af dit ansættelsesforhold.

B. Ufrivilligt ophør af ansættelsesforholdet. Hvis Selskabet vurderer, at dit ansættelsesforhold er ophørt ufrivilligt inden for den Betingede Periode, men på eller efter 1-årsdagen for Tildelingen, vil en forholdsmæssig andel af din umodnede Tildeling og eventuelt optjent udbyttemodværdi blive udbetalt til dig på det tidspunkt, hvor sådan udbetaling ville være sket, hvis dit ansættelsesforhold ikke var ophørt. Denne forholdsmæssige andel vil være svarende til Tildelingens fulde beløb (uanset om Tildelingen er modnet eller ej) gange antal fuldt forløbne måneder inden for den Betingede Periode og forud for tidspunktet for ansættelsesforholdets ophør, delt med 36; reduceret med antal modnede betingede aktieenheder. Resten, inklusive eventuelt optjent udbyttemodværdi, fortabes på tidspunktet for ansættelsesforholdets ophør.

C. Salg. Hvis dit ansættelsesforhold inden for den Betingede Periode (som defineret i Vilkårene) ophører, og Selskabet vurderer, at ophøret skyldes et salg af dit datterselskab, afdeling eller joint venture, vil følgende del af din Tildeling og eventuelt optjent udbyttemodværdi blive udbetalt til dig på det tidspunkt, hvor sådan udbetaling ville være sket, hvis dit ansættelsesforhold ikke var ophørt: En tredjedel, hvis ansættelsesforholdet ophører på eller efter Tildelingstidspunktet, men før 1-årsdagen for tildelingen; og hele Tildelingen, hvis ansættelsesforholdet ophører på eller efter 1-årsdagen for tildelingen.

D. Pensionering. Hvis dit ansættelsesforhold inden for den Betingede Periode ophører som følge af pensionering, vil en forholdsmæssig andel af din umodnede Tildeling og eventuelt optjent udbyttemodværdi blive udbetalt til dig på det tidspunkt, hvor sådan udbetaling ville være sket, hvis dit ansættelsesforhold ikke var ophørt. Denne forholdsmæssige andel vil være svarende til Tildelingens fulde beløb (uanset om Tildelingen er modnet eller ej) gange antal fuldt forløbne måneder inden for den Betingede Periode og forud for tidspunktet for ansættelsesforholdets ophør, delt med 36; reduceret med antal modnede betingede aktieenheder. Resten, inklusive eventuelt optjent udbyttemodværdi, fortabes på tidspunktet for ansættelsesforholdets ophør.

E. Dødsfald. Død. Hvis din ansættelse opsiges på grund af din død i den begrænsede periode, men forud for en ansættelsesopsigelse, som er påtænkt i B, C, D, G eller H, vil hele denne tildeling og optjente udbytteækvivalenter straks optjenes. Hvis du dør i den begrænsede periode, men efter at dit ansættelsesforhold ophører af de årsager, der er anført i B, C, D, G eller H, vil den resterende, ikke-fortabte del af denne Award og optjente udbytteækvivalenter straks optjenes.

F. Uredelighed eller pligtforsømmelse. Hvis dit ansættelsesforhold ophører som følge af bevidst uredelighed eller forsætlig eller grov pligtforsømmelse fra din side, fortabes denne Tildeling og eventuelt optjent udbyttemodværdi samtidig med din modtagelse af meddelelse om ansættelsesforholdets ophør.

G. Uarbejdsdygtighed. Hvis dit ansættelsesforhold inden for den Betingede Periode ophører, og Selskabet vurderer, at ophøret skyldes din manglende evne til at opfylde de forpligtelser, der påhviler dig i kraft af din stilling, som følge af fysisk eller mental svagelighed, der forventes at ville vare ved i mindst 6 måneder eller medføre din død, vil - uanset, om du måtte være berettiget til invaliditetsydelser fra nogen invaliditetsordning - denne Tildeling forblive i kraft og kvalificeret til udbetaling i overensstemmelse med Vilkårene på samme måde, som hvis ansættelsesforholdet ikke var ophørt, idet udbetaling i så fald vil ske samtidig med tilsvarende udbetalinger til aktive medarbejdere.

H. Kontrolskifte. Hvis Selskabet eller noget moderselskabs, datterselskabs, tilknyttet parts eller joint venture af Selskabet inden for den Betingede Periode uden Berettigelse (defineret som without Cause i Planen) bringer dit ansættelsesforhold til ufrivillig opsigelse, vil denne Tildeling forblive i kraft i overensstemmelse med Vilkårene på samme måde, som hvis ansættelsesforholdet ikke var ophørt, idet udbetaling i så fald vil ske samtidig med tilsvarende udbetalinger til aktive medarbejdere. Hvis denne Tildeling efter et kontrolskifte ikke længere er udestående og heller ikke er konverteret til en anden Tildeling, vil du være berettiget til for denne Tildeling at modtage kontant betaling med et beløb svarende fair markedsværdi af det vederlag, kapitalejerne i Selskabet modtog i forbindelse med kontrolskiftet til udbetaling senest 30 dage fra kontrolskiftets gennemførelse. Dette afsnit bortfalder, når der er gået 2 år fra kontrolskiftets gennemførelse.

I. Joint Venture. Ansættelse i et joint venture, herunder enhver anden enhed, som Selskabet har en betydelig forretningsinteresse eller ejerandel i, anses i forhold til denne Tildeling ikke for ophør af ansættelsesforholdet.

5. Your rights upon termination of employment
The treatment of your Award upon termination of employment will be determined in accordance with the “Termination of Employment” section of the Terms summarized immediately below.

A. General Rule. If your employment is terminated during the Restricted Period (as defined in the Terms), for any reason other than those specified in the following paragraphs, your Award (and any accrued dividend equivalents) will be forfeited on the date your employment ends.

B. Involuntary Termination. If the Company determines that your employment is involuntarily terminated during the Restricted Period but on or after the first anniversary, a pro rata portion of your unvested Award and accrued dividend equivalents will be distributed to you at such time as they would have been paid if your employment had continued. The pro rata portion will equal the full amount of the Award (whether or not vested) times the number of completed months during the Restricted Period and prior to the date employment terminates, divided by 36; reduced by the number of restricted stock units that have vested. The remainder and any accrued dividend equivalents will be forfeited on the date your employment ends.

C. Sale. If your employment is terminated during the Restricted Period and the Company determines that such termination resulted from the sale of your subsidiary, affiliate, division or joint venture, the following portion of your Award and accrued dividend equivalents will be distributed to you at such time as it would have been paid if your employment had continued: one-third if employment terminates on or after the Grant Date but before the first anniversary thereof; and all if employment terminates on or after the first anniversary of the Grant Date.

D. Retirement. If your employment terminates by retirement during the Restricted Period, a pro rata portion of your unvested Award and accrued dividend equivalents will be distributed to you at such time as they would have been paid if your employment had continued. The pro rata portion will equal the full amount of the Award (whether or not vested) times the number of completed months during the Restricted Period and prior to the date employment terminates, divided by 36; reduced by the number of restricted stock units that have vested. The remainder and any accrued dividend equivalents will be forfeited on the date your employment ends.

E. Death. If your employment terminates due to your death during the Restricted Period but prior to an employment termination contemplated in B, C, D, G or H, all of this Award and accrued dividend equivalents will immediately vest. If you die during the Restricted Period but after your employment terminates for the reasons contemplated in B, C, D, G or H, the remaining, non-forfeited portion of this Award and accrued dividend equivalents will immediately vest.

F. Misconduct. If your employment is terminated as a result of your deliberate, willful or gross misconduct, this Award and accrued dividend equivalents will be forfeited immediately upon your receipt of notice of such termination.

G. Disability. If your employment is terminated during the Restricted Period and the Company determines that such termination resulted from inability to perform the material duties of your role by reason of a physical or mental infirmity that is expected to last for at least six months or to result in your death, whether or not you are eligible for disability benefits from any applicable disability program, then this Award will continue and be distributable in accordance with its terms as if employment had continued and will be distributed at the time active employees receive distributions with respect to this Award.

H. Change in Control. If the Company or a parent, subsidiary, affiliate or joint venture of the Company involuntarily terminates your employment during the Restricted Period without Cause (as defined by the Plan) before the second anniversary of the closing of any change in control, then this Award will continue in accordance with its terms as if employment had continued and will be distributed at the time active employees receive distributions with respect to this Award. If this Award does not remain outstanding following the change in control and is not converted into a successor Award, then you will be entitled to receive cash for this Award in an amount equal to the fair market value of the consideration paid to Company stockholders for a share of Company Common Stock in the change in control payable within 30 days of the closing of the change in control. On the second anniversary of the closing of the change in control, this paragraph shall expire.

I. Joint Venture. Employment with a joint venture including any other entity in which the Company has a significant business or ownership interest is not considered termination of employment for purposes of this Award.

6. Økonomiske aspekter ved deltagelse i Planen
Tildelingen har ingen umiddelbare økonomiske konsekvenser for dig.  Det er først ved modning af Tildelingen og det efterfølgende salg af de modtagne ordinære aktier ved modning, at du vil kunne realisere nogen indtægt under Planen.

Værdien af Tildelingen indgår ikke i beregningen af feriepenge, pensionsbidrag, fratrædelsesgodtgørelse, godtgørelser eller andre lovpligtige, vederlagsafhængige ydelser.

Investering i aktier er ikke uden økonomisk risiko.  Værdien af aktierne på modningstidspunkterne afhænger ikke kun af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet.  Der kan derfor ikke gives nogen garanti for, at en investering i aktier vil være overskudsgivende.

Denne erklæring berører ikke de skattemæssige konsekvenser af deltagelse i Planen, modtagelse af eventuelt udbytte eller et efterfølgende salg af de i medfør af Planen erhvervede ordinære aktier.  Du anbefales at drøfte dette med din personlige økonomiske rådgiver eller skatterådgiver.

6. Financial aspects of participating in the Plan
The grant of the Award has no immediate financial consequences for you.  It is not until vesting of the Award and the subsequent sale of shares of Common Stock acquired at vesting that you may realize any income under the Plan.

The value of the Award is not taken into account when calculating holiday allowances, pension contributions, severance pay, statutory allowance, compensation or other statutory remuneration calculated on the basis of salary.

Investing in shares of Common Stock involves some financial risk.  The value of the shares at the time of vesting and sale will not only be dependent on the Company's financial development, but also on the general development on the stock market.  Consequently, there is no guarantee that investment in shares of Common Stock will yield a profit.

This statement does not address the tax consequences of participating in the Plan, the receipt of any dividends or the subsequent sale of any shares of Common Stock acquired under the Plan.  You are encouraged to discuss this matter with your personal financial or tax advisor.

MERCK & CO., INC. 2000 Galloping Hill Road Kenilworth, New Jersey U.S.A. 07033	MERCK & CO., INC. 2000 Galloping Hill Road Kenilworth, New Jersey U.S.A. 07033